Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Chardan is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Chardan and Dragonfly adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The historical financial information of Chardan was derived from the unaudited financial statements of Chardan as of June 30, 2022 and for the six months ended June 30, 2022 and the audited financial statements of Chardan as of December 31, 2021, included in the proxy statement/prospectus. The historical financial information of Dragonfly was derived from the unaudited financial statements of Dragonfly as of June 30, 2022 and for the six months ended June 30, 2022 and the audited financial statements of Dragonfly as of December 31, 2021, included in the proxy statement/prospectus. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of Chardan and Dragonfly, respectively, and should be read in conjunction with the audited historical financial statements and related notes, each of which is included in the proxy statement/prospectus. This information should be read together with Chardan’s and Dragonfly’s financial statements and related notes, the sections titled “Chardan’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Dragonfly’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the proxy statement/prospectus.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Chardan is treated as the “acquired” company for financial reporting purposes. Dragonfly has been determined to be the accounting acquirer because Dragonfly, as a group, will retain a majority of the outstanding shares of New Dragonfly as of the closing of the Business Combination, they have nominated five of the seven members of the board of directors as of the closing of the Business Combination, Dragonfly’s management will continue to manage New Dragonfly and Dragonfly’s business will comprise the ongoing operations of New Dragonfly.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 assumes that the Business Combination and related transactions occurred on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2021. Chardan and Dragonfly have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Business Combination

On May 15, 2022, Chardan entered into an Agreement and Plan of Merger (as amended on July 12, 2022, the “Business Combination Agreement,” and together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”) with CNTQ2 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Chardan (“Merger Sub”), and Dragonfly Energy Corp., a Nevada corporation (“Dragonfly”). Pursuant to the terms of the Business Combination Agreement, a business combination between Chardan and Dragonfly has been effected through the merger of Merger Sub with and into Dragonfly, with Dragonfly surviving the merger as a wholly owned subsidiary of Chardan (the “Merger”).

At the closing of the Business Combination, the total consideration received by Dragonfly Equity Holders (shares and options) from Chardan will have an aggregate deemed value equal to $415,000,000, payable, in the case of Dragonfly Equity Holders, solely in new shares of Common Stock. The new shares of Common Stock have been delivered to Dragonfly Equity Holders (including to holders of the Dragonfly preferred shares to be converted to common shares) and were allocated pro rata between the holders of Dragonfly common stock and options to acquire Dragonfly common stock contingent upon, the Closing. Based on the number of shares of Dragonfly common stock outstanding as of June 30, 2022 (together, solely for the purposes of this calculation, with additional Dragonfly shares issued upon exercise of Dragonfly Convertible Preferred Stock) on a fully-diluted and as-converted basis, taking into account the assumptions further described below, Dragonfly Stockholders will receive 38,576,648 shares of Common Stock.

Following the closing of the Business Combination, former holders of shares of Dragonfly common stock (including shares received as a result of the Dragonfly Preferred Stock Conversion) are entitled to receive their pro rata share of up to 40,000,000 additional Earnout Shares of Common Stock. The Earnout Shares are issuable in three tranches. The first tranche of 15,000,000 shares is issuable if New Dragonfly's 2023 total audited revenue is equal to or greater than $250 million and New Dragonfly's 2023 audited operating income is equal to or greater than $35 million. The second tranche of 12,500,000 shares is issuable upon achieving a volume-weighted average trading price threshold of at least $22.50 on or prior to December 31, 2026 and the third tranche of 12,500,000 is issuable upon achieving a volume-weighted average trading price threshold of at least $32.50 on or prior to December 31, 2028. To the extent not previously earned, the second tranche is issuable if the $32.50 price target is achieved by December 31, 2028.

Dragonfly accounts for the Earnout Shares as either equity-classified or liability-classified instruments based on an assessment of the Earnout Shares specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, as defined below. Dragonfly has determined that the Earnout Shares are indexed to New Dragonfly’s stock and are therefore not precluded from equity classification. Such accounting determination will be assessed at each financial statement reporting date to determine whether equity classification remains appropriate. The pro forma value of the Earnout Consideration was prepared utilizing a Monte Carlo simulation model. The significant assumptions utilized in estimating the fair value of Earnout Consideration include the following: (1) our Common Stock price of $10.00; (2) risk-free rate of 4.43%; (3) projected revenue and EBITDA of $255,100,000 and $41,000,000 respectively; (4) expected volatility of future annual revenue and future annual EBITDA of 37.0% and 61.0% respectively; (5) discount rates ranging from 3.4%-6.8%; and (6) expected probability of change in control of 15.0%. The pro forma fair value of the Earnout Shares is $271.7 million.

The accounting treatment of the Earnout Shares have been recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares have been treated as a deemed dividend and since New Dragonfly does not have retained earnings on a pro forma basis, the issuance has been recorded within additional-paid-in-capital. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of these shares because there is no net impact on additional paid-in capital on a pro forma combined basis. If the Earnout Shares are later determined to be classified as a liability on the balance sheet then New Dragonfly would recognize subsequent changes in the fair value of such Earnout Shares recognized as a gain or loss at each reporting period during the earnout period, pursuant to the provisions of Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging (“ASC 815”).

Charter Amendment

On August 5, 2022, in connection with the Charter Amendment, 9,556,652 shares of Chardan common stock were redeemed, resulting in the distribution of $97,194,950 from the Trust Account to the redeeming stockholders. Following such redemptions, approximately $31,460,579 million remained in the Trust Account and 6,255,848 shares of Common Stock remained issued and outstanding.

On August 8, 2022, Chardan announced that it was extending the time available to the Company to consummate its initial business combination for an additional (1) month from August 13, 2022 to September 13, 2022 (“Extension No. 1”). Extension No. 1 provides the Company with additional time to complete its proposed business combination with Dragonfly. Extension No. 1 is the first of up to three (3) one-month extensions permitted under the Company’s Second A&R Charter.

On September 6, 2022, Chardan announced that it was extending the time available to the Company to consummate its initial business combination for an additional (1) month from September 13, 2022 to October 13, 2022 (“Extension No. 2”). Extension No. 2 provides the Company with additional time to complete its proposed business combination with Dragonfly. Extension No. 2 is the second of up to three (3) one-month extensions permitted under the Company’s Second A&R Charter.

Subscription Agreement

In connection with the execution of the Business Combination Agreement, Chardan entered into the Subscription Agreement with the Sponsor pursuant to which the Sponsor has agreed to purchase, and Chardan has agreed to sell to the Sponsor 500,000 shares of Chardan common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $5 million. Per the Subscription Agreement, Chardan Capital Market’s purchase commitment is reduced to the extent Chardan purchases shares of Common Stock in the open market that are not redeemed and result in the Company receiving at least $5 million in cash from the Trust Account. As of the Closing, Chardan Capital Markets acquired in total 485,000 shares of Common Stock in the open market at purchase prices per share ranging from $10.33 to $10.38 (such shares, the “Purchased Shares”). These Purchased Shares were not redeemed, resulting in the: (i) Company’s receipt of $5,016,547 from the Trust Account (based on a per share redemption price of $10.34) and (ii) satisfaction of Chardan’s purchase commitment under the Subscription Agreement.

The Term Loan

Also in connection with the execution of the Business Combination Agreement, Chardan and Dragonfly entered into the Commitment Letter with the Initial Term Loan Lenders committing to provide $75 million in principal amount of Term Loan. In connection with the Term Loan, the Term Lenders have received the Penny Warrants (in respect of 5.6% of Dragonfly’s common stock on a fully-diluted basis, calculated as of the Closing Date) and the $10 Warrants (in respect of 1,600,000 shares of Common Stock). The obligations of the Term Loan Lenders to provide such financing under the Debt Commitment Letter are subject to a number of specified conditions. Management has determined that the warrants issued in connection with the term loan are equity classified instruments.

Equity Facility

Concurrently with the execution of the Business Combination Agreement, Legacy Dragonfly and CCM 5 entered into an equity facility letter agreement, pursuant to which Chardan and Dragonfly agreed to enter into purchase agreement of up to $150 million of the Common Stock, that may be issued and sold by the Company to CCM LLC from time to time pursuant to the terms of the Purchase Agreement. Pursuant to, on the terms of and subject to the satisfaction of the conditions in the Purchase Agreement, including the filing and effectiveness of a registration statement registering the resale by CCM LLC of the shares of the Common Stock issued to it under the Purchase Agreement, the Company will have the right from time to time at its option to direct CCM LLC to purchase up to a specified maximum amount of shares of the Common Stock, up to a maximum aggregate purchase price of $150 million over the 36-month term of the equity facility. The equity facility is structured to allow the Company, on the terms and subject to the conditions thereof, to raise funds from the issuance of equity on a periodic basis outside the context of a traditional underwritten follow-on offering.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:

•	the consummation of the Business Combination and reclassification of cash held in Chardan’s Trust Account to cash and cash equivalents, net of redemptions (see below);

•	the Charter Amendment;

•	the redemptions prior to Closing;

•	the consummation of the Subscription Agreements;

•	the consummation of the Term Loan;

•	the repayment of existing debt; and

•	the accounting for certain offering costs and transaction costs incurred by both Chardan and Dragonfly.

Prior to the Closing, Chardan’s public stockholders holding 2,031,910 ordinary shares elected to redeem such shares.

The following summarizes the pro forma ownership of common stock of New Dragonfly following the Business Combination and related transactions:

	Number of Shares	Percentage of Outstanding Shares
Dragonfly existing shareholders(1)(2)	38,576,648	85.0%
Chardan existing public stockholders(3)(4)	576,438	1.3%
Initial Stockholders(5)(6)	3,662,500	8.1%
Term Loan Lender(7)	2,593,056	5.6%
Pro forma Common Stock(8)	45,408,642	100.0%

(1) Excludes 40,000,000 Earnout Shares of Common Stock as the earnout contingencies have not yet been met.
(2) Includes shares of Dragonfly common stock issued pursuant to the THOR Investment.
(3) Excludes 9,487,500 shares of Common Stock underlying the public warrants.
(4) Reflects the redemptions of 9,556,652 Public Shares in connection with the Charter Amendment and 2,031,910 Public Shares prior to Closing, and excludes 485,000 Public Shares purchased on the open market by an affiliate of the Sponsor pursuant to the PIPE Subscription.
(5) Excludes 4,627,858 shares of Common Stock underlying the private warrants.
(6) Includes 500,000 shares of Common Stock pursuant to the PIPE Subscription, of which 485,000 shares were purchased in the open market and the remaining 15,000 shares issued at Closing.
(7) Includes 2,593,056 shares of Common Stock underlying the Penny Warrants due to their nominal exercise price. The Penny Warrants are exercisable for 5.6% of fully-diluted outstanding shares of Common Stock post closing. For purposes of such calculation, ownership of Common Stock “on a fully diluted basis” includes (i) all outstanding Common Stock, (ii) shares of Common Stock issuable upon conversion of outstanding convertible bonds, preferred stock and other securities convertible to Common Stock on an as-converted to Common Stock basis, and (iii) all shares of Common Stock subject to outstanding options. Excludes 1,600,000 shares of Common Stock underlying the $10 Warrants.
(8) Excludes shares of common stock issuable pursuant to the Equity Facility after Closing.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(in thousands, except share and per share amounts)

	CNTQ (Historical)	Dragonfly (Historical)	THOR Investment (Note 3)		Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$350	$1,055	$15,000	A	$31,996	C	$28,216
					73,486	D
					(29,342)	E
					(39,312)	F
					(4,000)	J
					(21,017)	L
Restricted cash	—	3,044	—		(3,044)	F	—
Accounts receivable	—	4,659	—		—		4,659
Inventory	—	42,268	—		—		42,268
Prepaid expenses and other current assets	231	5,622	—		—		5,853
Prepaid inventory	—	3,153	—		—		3,153
Total current assets	581	59,801	15,000		8,767		84,149
Investments held in Trust Account	128,611	—	—		(96,337)	B	—
					(32,274)	C
Deferred issuance costs	—	—	—		1,000	K	1,000
Property and equipment, net	—	8,829	—		—		8,829
Deferred tax asset	—	366	—		—		366
Operating lease right of use asset	—	5,158	—		—		5,158
Total assets	$129,192	$74,154	$15,000		$(118,844)		$99,502

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$317	$15,317	$—		$—		$15,634
Customer deposits	—	251	—		—		251
Notes payable, current portion	—	5,212	—		(5,212)	F	—
Operating lease liability, current portion	—	1,131	—		—		1,131
Obligation to issue common stock	—	—	—		1,000	K	1,000
Total current liabilities	317	21,911	—		(4,212)		18,016
Operating lease liability, net of current portion	—	4,116	—		—		4,116
Notes payable-noncurrent, net of debt discount	—	34,912	—		48,244	D	47,676
					(568)	E
					(34,912)	F
Warrant liabilities	879	—	—		—		879
Total liabilities	1,196	60,939	—		8,552		70,687
Common stock subject to possible redemption	128,398	—	—		(96,337)	B	—
					(32,061)	G
Convertible preferred stock	—	2,000	—		(2,000)	H	—

Stockholders' equity (deficit)
Common stock	1	4	2	A	3	D	43
					3	G
					33	H
					(2)	L
Additional paid-in capital	—	2,540	14,998	A	(678)	C	26,333
					25,239	D
					(28,374)	E
					32,058	G
					1,967	H
					(403)	I
					(21,015)	L
Accumulated (deficit) earnings	(403)	8,671	—		(2,232)	F	2,439
					403	I
					(4,000)	J
Total stockholders' equity (deficit)	(402)	11,215	15,000		3,002		28,815
Total liabilities, temporary equity and stockholders' equity (deficit)	$129,192	$74,154	$15,000		$(118,844)		$99,502

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

(in thousands, except share and per share amounts)

	CNTQ (Historical)	Dragonfly (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Net Sales	$—	$39,925	$—		$39,925
Cost of goods sold	—	27,402	—		27,402

Operating expenses:
Formation and operating costs	624	—	—		624
Franchise tax expense	101	—	—		101
Research and development	—	1,198	—		1,198
General and administrative	—	7,421	—		7,421
Selling and marketing	—	5,973	—		5,973
Loss from operations	(725)	(2,069)	—		(2,794)

Other income (expense):
Interest expense	—	(2,450)	2,450	DD	(7,893)
			(7,893)	EE
Loss on disposition of assets	—	(62)	—		(62)
Net gain on investments held in Trust Account	189	—	(189)	AA	—
Change in fair value of warrant liability	1,157	—	—		1,157
Total other income (expense)	1,346	(2,512)	(5,632)		(6,798)
Income (loss) before income taxes	621	(4,581)	(5,632)		(9,592)
Income tax benefit	—	(814)	—		(814)
Net income (loss)	$621	$(3,767)	$(5,632)		$(8,778)
			—		—
Net income (loss) per share (Note 4):
Weighted average shares outstanding - basic	15,812,500	20,952,757
Net income per share - basic	$0.04	$(0.18)
Weighted average shares outstanding - diluted	15,812,500	20,952,757
Net income per share - diluted	$0.04	$(0.18)
Weighted average shares outstanding - basic and diluted					45,408,642
Net loss per share - basic and diluted					$(0.19)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share amounts)

	CNTQ (Historical)	Dragonfly (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Net Sales	$—	$78,000	$—		$78,000
Cost of goods sold	—	48,375	—		48,375

Operating expenses:
Formation and operating costs	292	—	—		292
Franchise tax expense	66	—	—		66
Research and development	—	2,689	—		2,689
General and administrative	—	10,621	18,072	BB	32,693
			4,000	CC
Selling and marketing	—	9,848	—		9,848
(Loss) income from operations	(358)	6,467	(22,072)		(15,963)

Other income (expense):
Other income	—	1	—		1
Interest expense	—	(519)	519	DD	(14,685)
			(14,685)	EE
Loss on extinguishment of indebtedness	—	—	(2,232)	DD	(2,232)
Warrant issuance costs	(19)	—	—		(19)
Loss on sale of private warrants	(1,254)	—	—		(1,254)
Net gain on investments held in Trust Account	24	—	(24)	AA	—
Change in fair value of warrant liability	3,517	—	—		3,517
Total other income (expense)	2,268	(518)	(16,422)		(14,672)
Income (loss) before income taxes	1,910	5,949	(38,494)		(30,635)
Income tax expense	—	1,611	—		1,611
Net income (loss)	$1,910	$4,338	$(38,494)		$(32,246)

Net income (loss) per share (Note 4):
Weighted average shares outstanding - basic	7,732,021	20,101,129
Net income per share - basic	$0.25	$0.15
Weighted average shares outstanding - diluted	7,991,952	21,931,108
Net income per share - diluted	$0.24	$0.13
Weighted average shares outstanding - basic and diluted					45,408,642
Net loss per share - basic and diluted					$(0.71)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Chardan has been treated as the “accounting acquiree” and Dragonfly as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Dragonfly issuing shares for the net assets of Chardan, followed by a recapitalization. The net assets of Dragonfly have been stated at historical cost. Operations prior to the Business Combination are those of Dragonfly.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the Business Combination and related transactions as if they occurred on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 give effect to the Business Combination and related transactions as if they occurred on January 1, 2021. These periods are presented on the basis that Dragonfly is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on certain currently available information and certain assumptions and methodologies that Chardan management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Chardan management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Chardan and Dragonfly.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Preferred Stock Conversion

Immediately prior to the consummation of the Business Combination, each share of Dragonfly’s pre-merger preferred stock has been converted into one share of Dragonfly common stock. Upon the closing of the Business Combination (after giving effect to the conversion of Dragonfly preferred stock into Dragonfly common stock), all shares of Dragonfly common stock outstanding have been converted into shares of New Dragonfly common stock.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Accounting for Stock Option Conversion

The Company accounts for stock-based compensation arrangements with employees and non-employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock-based payments, including stock options. As of the Effective Time, each Dragonfly option prior to the business combination that was then outstanding has been converted into an option to purchase shares of New Dragonfly common stock upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time, subject to specific terms and conditions. As the Dragonfly post-merger options will contain only service-based vesting conditions, management will recognize the incremental fair value related to the portion of the fully vested post-merger option and subject to service-based vesting conditions as consideration transferred. As there was no change in the terms of the options, management does not expect to recognize any incremental fair value.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Chardan has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Chardan and Dragonfly have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Dragonfly’s ordinary shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2021.

THOR Investment

In July 2022, Dragonfly entered into a certain Stock Purchase Agreement with THOR Industries, whereby THOR purchased 1,267,502 shares of Dragonfly common stock for $15,000,000 in cash. The Business Combination Agreement was amended to reflect the increase in consideration to be issued in the business combination as a result of the THOR Investment. The shares issued pursuant to the THOR Investment converted into 1,500,000 shares of New Dragonfly common stock at the closing of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

Adjustments related to the THOR Investment

A.	Represents cash proceeds of $15.0 million pursuant to the THOR Investment and related Stock Purchase Agreement to which THOR Industries purchased 1,267,502 shares of Dragonfly common stock at a purchase price of $11.8343 per share. The shares issued pursuant to the THOR Investment converted into 1,500,000 shares of New Dragonfly Common Stock at the closing of the Business Combination.

Transaction Accounting Adjustments

B.	Reflects the redemption payment totaling approximately $96.8 million as a result of the redemption of 9,516,652 Chardan public shares in connection with the Charter Amendment, inclusive of a $0.4 million deposit to the Trust Account, $0.1 million of available interest at August 8, 2022, and net of a $0.4 million tax withdrawal.

C.	Reflects the reclassification of $32.0 million held in the Trust Account, inclusive of interest earned on the Trust Account, to cash and cash equivalents that is available at closing of the Business Combination, prior to additional redemptions before the closing.

D.	Represents cash proceeds of $73.5 pursuant to the Term Loan. The Term Loan involves issuance of $75.0 million in principal amount of term loans (with an original issue discount of 3%) and the related issuance of the Term Loan Lender Warrants (the Penny Warrants and the $10 Warrants) for net proceeds of $73.5 million. Interest will accrue on all outstanding principal amount of the term loans at approximately 13.5% per annum, partially payable quarterly and paid-in-kind. The Company determined that the Term Loan Lender Warrants will be equity-classified instruments. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated fair value of the Term Loan Lender Warrants of $38.0 million ($25.2 million based on their combined relative fair values to the Term Loan) has been recorded as debt issuance costs offset against the debt with an offset to additional-paid-in capital. The fair value of the Term Loan Lender Warrants was based on a Black-Scholes simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility. An additional $0.6 million of transaction costs incurred by Dragonfly have been allocated to the Term Loan as debt issuance costs offset against the debt.

E.	Represents the payment estimated transaction costs of $28.9 million in relation to the Business Combination and reimbursements to related parties of Chardan for providing working capital to Chardan of $0.4 million. Certain transaction costs totaling $10.9 million, which include legal, accounting, and other services incurred related to the Business Combination have been allocated between the following newly issued financial instruments based on their anticipated relative fair values at Closing: shares of Chardan common stock, the Earnout Shares, the Term Loan, the Penny Warrants and the $10 Warrants. The allocation of these costs resulted in $0.6 million recognized as debt issuance costs offset against the Term Loan, and $2.7 million recognized as equity issuance costs offset to additional paid-in capital. Chardan incurred an estimated $18.1 million, inclusive of $4.1 million pursuant to a Business Combination Marketing Agreement with Chardan Capital Markets, $0.9 million and $2.6 million pursuant to financing commitment fee agreements with Chardan Capital Markets and Stifel, respectively, $7.1 million in legal costs, and $3.0 million of printing, legal, insurance, and accounting services including the Duff & Phelps fairness opinion, all of which were expensed and recognized to Chardan’s accumulated deficit and reclassified to additional paid-in capital at Closing to reflect the reclassification of Chardan’s historical accumulated deficit.

F.	Represents repayment of outstanding principal indebtedness of Dragonfly totaling $42.4 million and the write off of unamortized debt discount and other settlement fees incurred totaling $2.2 million.

G.	Reflects the reclassification of approximately $32.1 million of Common Stock subject to possible redemption to permanent equity.

H.	Represents recapitalization of Dragonfly’s outstanding equity as a result of the reverse recapitalization and the issuance of Common Stock to Dragonfly Equity Holders as consideration for the reverse recapitalization.

I.	Reflects the reclassification of Chardan’s historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

J.	Represents transaction bonus payments of $4.0 million to certain Dragonfly executives. The bonus payments were contingent on the cash remaining after the Business Combination after the payment of transaction expenses and repayment of existing indebtedness of Dragonfly, as well as the amount of public warrants exercised following completion of the Business Combination.

K.	Represents an obligation to issue shares of New Dragonfly common stock approximately 30 days after Closing and having a value of $1 million as commitment consideration for the Equity Facility.

L.	Reflects the additional redemptions of 2,031,910 Public Shares prior to closing, for aggregate payments to redeeming Public Shareholders of $21.0 million at a redemption price of $10.34 per share allocated to Common Stock and additional paid-in capital using par value $0.001 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 are as follows:

AA.	Reflects elimination of investment income on the Trust Account.

BB.	Reflects the transaction costs of $18.1 million as if incurred on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

CC.	Represents transaction bonus payments of $4.0 million to certain Dragonfly executives. The bonus payments were contingent on the cash remaining after the Business Combination after the payment of transaction expenses and repayment of existing indebtedness of Dragonfly, as well as the amount of public warrants exercised following completion of the Business Combination.

DD.	Represents the elimination of interest expense recognized on existing Dragonfly indebtedness and the recognition of a loss on extinguishment of existing Dragonfly indebtedness as if the Business Combination closed, and the indebtedness was settled, on January 1, 2021 (see adjustment F).

EE.	Represents the recognition of interest expense on the Term Loan as if the facility was executed on January 1, 2021, consisting of $5.1 million and $10.1 million of interest expense for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively, calculated using an approximated rate of 13.50% per annum (as further detailed in the Term Loan agreement), and $2.8 million and $4.6 million of amortization of debt issuance costs related to the Term Loan for the for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively. The amortization of debt issuance costs was calculated using an effective interest rate of 29.6% based on an estimated initial book value of the Term Loan of $47.7 million after deducting the proceeds allocated to the Term Loan Lender Warrants of $25.2 million, allocated transaction costs of $0.6 million, and a $1.5 million original issue discount (or 3% of proceeds).

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related have been outstanding for the entirety of all periods presented.

	Six Months Ended June 30, 2022 (1)	Year Ended December 31, 2021 (1)
Pro forma net loss	$(8,778)	$(32,246)
Weighted average shares outstanding - basic and diluted(2)	45,408,642	45,408,642
Pro forma net loss per share - basic and diluted	$(0.19)	$(0.71)
Excluded securities:(3)
Earnout Shares	40,000,000	40,000,000
Public Warrants	9,487,500	9,487,500
Private Warrants	4,627,858	4,627,858
Dragonfly Options	3,664,975	3,664,975
$10 Warrants	1,600,000	1,600,000

(1) Pro forma income (loss) per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”
(2) Includes 2,593,056 shares of Common Stock underlying the Penny Warrants due to their nominal exercise price. The Penny Warrants are exercisable for 5.6% of fully-diluted outstanding shares of Common Stock post closing. For purposes of such calculation, ownership of Common Stock “on a fully diluted basis” includes (i) all outstanding Common Stock, (ii) shares of Common Stock issuable upon conversion of outstanding convertible bonds, preferred stock and other securities convertible to Common Stock on an as-converted to Common Stock basis, and (iii) all shares of Common Stock subject to outstanding options. Excludes shares of common stock issuable after Closing pursuant to the Equity Facility.
(3) The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or the issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.